UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

EDISON INTERNATIONAL

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-9936	95-4137452
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2244 Walnut Grove Avenue

(P.O. Box 976)

Rosemead, California 91770

(Address of principal executive offices, including zip code)

(626) 302-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report and its exhibits include forward-looking statements. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International. Edison International has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Edison International’s combined Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent Quarterly Reports on Form 10-Q.

Item 1.01	Entry into a Material Definitive Agreement

On February 18, 2014, Edison International entered into a Settlement Agreement with Edison Mission Energy (“EME”) and certain of EME’s creditors holding a majority of its outstanding senior unsecured notes (the “Settlement Agreement”). As a result of the Settlement Agreement, EME will seek to amend its Plan of Reorganization (the “Plan of Reorganization”) to incorporate the Settlement Agreement’s terms, including extinguishing all existing claims between EME and Edison International. Effectiveness of the Settlement Agreement will be subject to approval by the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”). The schedule for confirmation of the Plan of Reorganization is expected to be continued to accommodate notice of the amendment to EME creditors.

Under the Settlement Agreement, EME will emerge from bankruptcy free of liabilities but will remain an indirect wholly-owned subsidiary of Edison International, which will continue to consolidate EME for income tax purposes. On the effective date of the Plan of Reorganization (“Effective Date”), all assets and liabilities of EME that are not otherwise discharged in the bankruptcy or transferred to a subsidiary of NRG Energy, Inc., will be transferred to a newly formed trust or other entity under the control of EME’s existing creditors (the “Reorganization Trust”), with the exception of (a) EME’s income tax attributes, which will be retained by the Edison International consolidated income tax group, (b) certain tax and pension related liabilities which are being assumed by Edison International and for substantially all of which Edison International currently has joint and several responsibility, and (c) EME’s indirect interest in Capistrano Wind Partners and a small hydro electric project, which is currently a lease investment of Edison Capital that is expected to be transferred to EME prior to closing.

Edison International has agreed to pay to the Reorganization Trust an amount equal to 50% of EME’s federal and California income tax benefits calculated as of the Effective Date, including as a result of the Plan of Reorganization, which were not previously paid to EME under a tax allocation agreement between Edison International and EME that expired on December 31, 2013 (“EME Tax Attributes”). These benefits are expected to remain available for use by the Edison International consolidated income tax group. On the Effective Date, $225 million of the amount due the Reorganization Trust will be paid in cash, with one half of the balance payable on each of September 30, 2015 and September 30, 2016, together with interest at 5% per annum from the Effective Date.

The Settlement Agreement sets forth a current estimate of EME Tax Attributes of approximately $1.191 billion. Such estimate will be updated through a procedure set forth in the Settlement Agreement, which is expected to take up to approximately six months from the Effective Date. When such estimate is finalized, the two installment payments remaining to be made by Edison International will be fixed, and Edison International will deliver to the Reorganization Trust two zero coupon promissory notes evidencing its obligation to make the two installment payments. Were the final estimate of EME Tax Attributes to remain the same as the current estimate, the amount of the promissory notes due in 2015 and 2016 would be $199 million and $210 million, respectively, including applicable interest. Assuming continuation of existing law and tax rates, Edison International also anticipates realization of the tax benefits over a period similar to the period for which it pays for them, and pending realization, Edison International will finance the settlement from existing credit lines.

Under the Settlement Agreement, Edison International will assume certain EME obligations of approximately $350 million. These obligations are comprised of federal and certain state income tax, qualified and executive pension, and related liabilities. Edison International is currently jointly and severally obligated with EME for such qualified pension liabilities and substantially all of such tax liabilities.

EME and the Reorganization Trust will release Edison International and its subsidiaries, officers, directors, and representatives from all claims, except for those deriving from commercial arrangements between Southern California Edison Company and certain of EME’s subsidiaries, and except for obligations under the Settlement Agreement. Edison International and its subsidiaries that directly and indirectly own EME will provide a similar release to EME and the Reorganization Trust. Under the Plan of Reorganization, Edison International and its subsidiaries will also be beneficiaries of orders of the Bankruptcy Court releasing them from claims of third parties in EME’s bankruptcy proceeding, and the Reorganization Trust is obligated to set aside $50 million in escrow to secure its obligations to Edison International under the Settlement Agreement, including its obligation to protect against liabilities, if any, not discharged in the bankruptcy for which the Reorganization Trust remains responsible. Such escrowed amount will decline over time to zero on September 30, 2016.

Approval of the Settlement Agreement and Plan of Reorganization is subject to the determination of the Bankruptcy Court, and the final estimate of EME Tax Attributes which will fix Edison International’s installment obligations to the Reorganization Trust may differ materially from the current estimate. Subject to effectuation of the settlement and the final determination of EME Tax Attributes under the Settlement Agreement, Edison International anticipates that consolidated tax benefits it will retain will exceed the sum of liabilities it will assume and payments to the Reorganization Trust by approximately $200 million, and that the transactions contemplated by the Settlement Agreement, if effectuated, will result in its recording non-core income from discontinued operations in the first quarter of 2014. Based on the estimated amounts set forth in the Settlement Agreement and assumed liabilities, the income to be recorded in the first quarter would be approximately $130 million, which is net of amounts recorded prior to the first quarter. As disclosed in the Third Quarter 2013 10-Q, Edison International has recorded deferred income tax benefits of EME, less a valuation allowance for amounts that would no longer be available upon tax deconsolidation of EME and a provision for loss related to claims filed against EME in the bankruptcy. The net impact of these items has been approximately $70 million through December 31, 2013 and recorded as part of discontinued operations.

The foregoing summary of the Settlement Agreement, including the exhibits attached thereto, is qualified in its entirety by reference to the complete text of the Settlement Agreement, including the exhibits attached thereto, which is filed as Exhibit 10.1 to this Current Report.

Item 7.01	Regulation FD Disclosure

Members of Edison International management will use the information in the presentation attached hereto as Exhibit 99.1 in an investor call with institutional investors and analysts. The attached presentation will also be posted on Edison International’s website.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1 Settlement Agreement, dated February 18, 2014, by and among Edison Mission Energy, Edison International and the Consenting Noteholders identified therein.

99.1 Edison Mission Energy Bankruptcy Settlement Agreement Conference Call Presentation, dated February 19, 2014.

Limitation on Incorporation by Reference

The presentation attached as Exhibit 99.1 hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate the Schedules and Statements or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Mark C. Clarke
Mark C. Clarke
Vice President and Controller

Date: February 19, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement, dated February 18, 2014, by and among Edison Mission Energy, Edison International and the Consenting Noteholders identified therein

99.1	Edison Mission Energy Bankruptcy Settlement Agreement Conference Call Presentation, dated February 19, 2014